UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2019 (May 31, 2019)

1847 Holdings LLC
(Exact name of registrant as specified in its charter)

Delaware	333-193821	38-3922937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 21st Floor

New York, NY 10022

(Address of principal executive offices)

(212) 521-4052

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Membership Interest and Stock Purchase Agreement

On May 31, 2019, 1847 Trendz Inc. (“1847 Trendz”), a subsidiary of 1847 Holdings LLC, entered into a Membership Interest and Stock Purchase Agreement (the “Purchase Agreement”) with Reema Khan (the “Seller”), pursuant to which 1847 Trendz agreed to acquire all of the membership interests of: (i) 999TRENDZ LLC, a Delaware limited liability company (“999TRENDZ”); (ii) Trendz Beauty Brands AZ Inc., Trendz Beauty Atlanta Inc., Trendz Beauty Houston Inc., Trendz Beauty Dallas Inc., Trendz Beauty of NJ Inc., Trendz Beauty West., Trendz Beauty East., Trendz Beauty Midwest., Trendz Beauty Springol Inc., Chique Cosmetics International, and D&D Beauty Care Company (collectively, the “Operating Companies”); and (iii) Eclatant Beaute, Inc., Floraison Beaute Inc., and Kreative Beaute Inc. (collectively, the “Holding Companies,” and, together with 999TRENDZ and the Operating Companies, the “Company”), for an aggregate purchase price of $24.4 million, consisting of: (i) $11 million in cash (the “Cash Portion”), (ii) a 6% subordinated promissory note in the principal amount of $4.3 million (the “Seller Note”); (iii) a 6% amortizing subordinated promissory note in the principal amount of $4.3 million (the “Seller Amortizing Note”); and (iv) 6% a contingent subordinated promissory note in the principal amount of $4.8 million (the “Contingent Note,” and together with the Seller Note and the Amortizing Note, the “Notes”).

The Company has been in business since 2003. Since then, the Company has created and operated niche “beauty concept stores.” The Company operates 65 locations across the United States offering the retail sale of beauty services, primarily eyebrow and eyelash threading, shaping and tinting. These services are offered in a variety of means including unlimited memberships, three‐month membership packages, six‐month membership packages, or walk-in services.

The purchase price is subject to a post-closing working capital adjustment provision. Under this provision, on or before the 75th day following the closing of the acquisition, the principal amount of the Seller Note will be adjusted upward if the audited balance sheet of the Company as of the closing date (the “Final Balance Sheet”) indicates working capital that is higher than that shown on the unaudited preliminary balance sheet as of the same date that was prepared by the Company (the “Preliminary Balance Sheet”). The amount of the adjustment would be equal to the difference in working capital amounts. Similarly, if the working capital as shown on the Final Balance Sheet is less than that shown on the Preliminary Balance Sheet, a downward adjustment to the principal amount of the Seller Note will be made in the amount of the difference.

In addition to the post-closing working capital adjustment described above, there is a minimum working capital adjustment. “Minimum Working Capital” is defined in the Purchase Agreement as $303,792. At the closing, if the Minimum Working Capital of the Company exceeds the working capital indicated on the Preliminary Balance Sheet (the “Preliminary Working Capital”), then the principal amount of the Seller Note will be reduced at the closing by the amount of such difference. Similarly, if the Preliminary Working Capital exceeds the Minimum Working Capital, then the principal amount of the Seller Note will be increased by the difference.

The Cash Portion of the purchase price will be reduced by the amount of outstanding indebtedness of the Company existing as of the closing date and the deducted amount will be used to pay off any such indebtedness.

The Purchase Agreement contains customary representations, warranties and covenants, including a covenant that the Seller will not complete with the business of the Company for a period of three (3) years following closing.

The Purchase Agreement also contains mutual indemnification for breaches of representations or warranties and failure to perform covenants or obligations contained in the Purchase Agreement. In the case of the indemnification provided by the Seller with respect to breaches of certain non-fundamental representations and warranties, the Seller will only become liable for indemnified losses if the amount exceeds $2 million.

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The closing of the Purchase Agreement is subject to customary closing conditions, including, without limitation, the completion of accounting and legal due diligence investigations; the receipt of all authorizations, consents and approvals of all governmental authorities or agencies; the receipt of any required consents of any third parties; the release of any security interests; 1847 Trendz obtaining the requisite acquisition financing; and delivery of all documents required for the transfer of membership interests of the Company to 1847 Trendz.

The Notes

As noted above, a portion of the purchase price will be paid by the issuance by 1847 Trendz of the Seller Note, Seller Amortizing Note and Contingent Note.

The Seller Note will accrue interest at 6% per annum, and will mature 3 ½ years from the closing date, at which time the principal along with any accrued but unpaid interest will be paid in one lump sum.

The Seller Amortizing Note will accrue interest at 6% per annum, amortized on a five-year straight-line basis and payable quarterly in accordance with the amortization schedule attached thereto, and will mature 3 ½ years from the closing date.

The Contingent Note will accrue interest at 6% per annum. The Contingent Note will be payable only if 1847 Trendz achieves a minimum average of $4.8 million of adjusted EBITDA for the fiscal years ended December 31, 2019, 2020 and 2021 (the “Contingency Event”), at which time principal along with any accrued but unpaid interest will be immediately due and payable.

The Notes will contain customary events of default, including in the event of (i) non-payment, (ii) a default by 1847 Trendz of any of its covenants under the Purchase Agreement or any other agreement entered into in connection with the Purchase Agreement, or a breach of any of representations or warranties under such documents, or (iii) the bankruptcy of the Buyer, or (iv) a change of control of 1847 Trendz without the consent of the Seller, which such consent shall not be unreasonably withheld. The rights of the Seller to receive payments under the Notes are subordinate in right to the senior indebtedness that 1847 Trendz and its subsidiaries incurs at or around the closing in order to finance the acquisition or its working capital needs and any other indebtedness incurred following the closing in connection with the refinancing of such indebtedness.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1847 HOLDINGS LLC

Date: June 3, 2019	By:	/s/ Ellery W. Roberts
	Name:	Ellery W. Roberts
	Title:	Chief Executive Officer

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